Registration No. ________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

Fluke Corporation
____________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Washington
____________________________________________________________________________
(State or Other Jurisdiction of Incorporation or Organization)

91-0606624
____________________________________________________________________________
(I.R.S. Employer Identification No.)

6920 Seaway Boulevard, Everett, WA                              98203
____________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)

Fluke Corporation Employee Stock Purchase Plan
____________________________________________________________________________
(Full Title of the Plan)

Douglas G. McKnight, 6920 Seaway Boulevard, Everett, WA  98203
____________________________________________________________________________
(Name and Address of Agent for Service)

(206) 356-5301
____________________________________________________________________________
(Telephone Number, Including Area Code, of Agent for Service)

The contents of an earlier Registration Statement on Form S-8, Registration No. 33-20968 and Post-Effective Amendment No. 1 are incorporated by reference. This Registration Statement on Form S-8 is filed to add additional securities of the same class as follows:

                      CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
     Title of                    Maximum      Maximum
    Securities                  Offering      Aggregate
       To Be     Amount To Be    Price         Offering     Amount of
    Registered    Registered   Per Share (1)  Price (1)  Registration Fee

   Common Stock     300,000      $29.00       $6,960,000     $2,399.81
   $.25 Par Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee of the shares is based on a price of $29.00 per share, which was the average of the high and low trading price of the Common Stock on August 29, 1994, on the American Stock Exchange as reported in "The Wall Street Journal", reduced by 20% to reflect Company contributions to the purchase price of the shares.

Item 8.     Exhibits

       Exhibit No:           Description

           5            Opinion of Counsel

           23.1         Consent of Independent Certified Public Accountants

           24.1         Power of Attorney

           24.2         Resolution of the Board of Directors



                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on this 31st day of August, 1994.




                                     Fluke Corporation



                                    /s/ Douglas G. McKnight
                                        Douglas G. McKnight
                                        Vice President, General Counsel
                                        and Corporate Secretary